
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
CONSOLIDATED BALANCE SHEET AS OF MARCH 31, 1997; CONSOLIDATED STATEMENTS OF
INCOME FOR FISCAL YEAR ENDED MARCH 31, 1997, AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-START>                             APR-01-1996
<PERIOD-END>                               MAR-31-1997
<CASH>                                      25,831,118
<SECURITIES>                                15,745,300
<RECEIVABLES>                               15,522,575
<ALLOWANCES>                                   135,732
<INVENTORY>                                          0
<CURRENT-ASSETS>                            65,935,818
<PP&E>                                      16,767,874
<DEPRECIATION>                               9,739,519
<TOTAL-ASSETS>                              84,201,101
<CURRENT-LIABILITIES>                       32,604,486
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    12,878,186
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                48,373,850
<SALES>                                              0
<TOTAL-REVENUES>                           104,761,912
<CGS>                                                0
<TOTAL-COSTS>                               80,055,282
<OTHER-EXPENSES>                             1,756,189<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             23,547,174
<INCOME-TAX>                                10,001,721
<INCOME-CONTINUING>                         13,545,453
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                13,545,453
<EPS-PRIMARY>                                     1.45
<EPS-DILUTED>                                     1.45

<F1>MERGER COSTS AND ONE-TIME CHARGES.  In fiscal 1997, in connection with the
RCA merger, the Company recorded related costs of approximately $1,308,000 consisting of the following: (i) $821,100 in legal, accounting and other outside professional services; (ii) $420,000 in severance, relocation and other costs associated with integrating the combined operations of the two firms; and (iii) $67,000 in incremental travel and related expenditures. The Company also recorded a one-time charge of approximately $448,000 for the write-off of capitalized software related to a product under development in which the costs were not recoverable based on revenue estimates and whose value was therefore impaired.

